SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K/A

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   June 8, 2001

                           RECONDITIONED SYSTEMS, INC.
                (Exact name of registrant as specified in charter)

         Arizona                    0-20924                   86-0576290
(State or other jurisdiction   (Commission File Number)   (IRS Employer
            of incorporation)                                Identification No.)

                     444 West Fairmont, Tempe, Arizona 85282
                     (Address of principal executive offices)

                                  480-968-1772
               (Registrant's telephone number, including area code)

                                       N/A
             (Former name or former address, if changed since last report)


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Item 4.           Changes in Registrant's Certifying Accountant.

                  On June 8, 2001, Registrant's principal independent accountant, Semple & Cooper, LLP, sent a resignation letter to the Registrant. The letter did not state a reason for the resignation. Semple & Cooper verbally indicated that its decision to resign was based on a dispute over the fee agreed to in the Engagement Letter between the Registrant and Semple & Cooper for the Company's audit for the year ended March 31, 2001. Semple & Cooper's reports on the Registrant's financial statements from March 31, 1996, the date of engagement, through June 8, 2001, the interim period through the date the relationship ended, do not contain an adverse opinion or disclaimer of opinion, and were not modified as to uncertainty, audit scope, or accounting principles. There were no disagreements with Semple & Cooper on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. The Registrant has authorized Semple & Cooper to respond fully to the inquires, if any, of the successor accountant once one has been appointed.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           Reconditioned Systems, Inc.

Date:  July 23, 2001                                /s/ Dirk D. Anderson
                                                    ____________________________
                                                     Dirk D. Anderson
                                                     Chief Executive Officer


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